UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 9, 2009

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2009, Bio-Rad Laboratories, Inc. (the “Company”) received official written notice from the New York Stock Exchange (“NYSE”) that, as a result of the previously reported resignation of Mr. Ruediger Naumann-Etienne from the Company’s Board of Directors, the Company is deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires a listed company to have three independent directors on its audit committee.  If the Company is unable to remedy this deficiency by December 16, 2009, it will be deemed noncompliant and a “BC” or “below compliance” indicator will be placed on the Company’s ticker symbol until the Company regains compliance.  The Company is currently seeking a replacement for Mr. Naumann-Etienne to serve on the Company’s Board of Directors and Audit Committee and intends to regain compliance with the requirements of Section 303A.07(a) of the NYSE Listed Company Manual as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	December 15, 2009	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Vice President, Chief Financial Officer